Exhibit 99.1

Additional Information:	For Immediate Release
Thomas A. Bessant, Jr.
(817) 335-1100

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CASH AMERICA ANNOUNCES FIRST QUARTER NET INCOME EXCEEDS ESTIMATES
AND DECLARES DIVIDEND
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Fort Worth, Texas (April 22, 2004) — - Cash America International, Inc. (NYSE: PWN) reported today that net income increased 68% in the first quarter of fiscal 2004 compared to the prior year, resulting in a 44% increase in earnings per share, which exceeded management’s publicly announced expectations and securities analysts’ published estimates for the quarter. Net income for the three-month period ended March 31, 2004 was $11,390,000 (39 cents per share) compared to $6,769,000 (27 cents per share) for the same period in 2003. Management of the Company had reported in January that it expected earnings per share in the first quarter of 2004 to be between 34 and 37 cents. However, increased levels of total revenue in the quarter, mostly from fees and service charges related to lending activities, led to the actual results finishing above expectations and significantly higher than the prior year.

Total revenue increased 25% to $131.9 million in the first quarter 2004 as aggregate finance and service charges on loans plus fees from short-term cash advances amounted to $55.2 million, an increase of 45% from the same period in 2003 when total revenue was $105.5 million. Also contributing to the higher revenue was a 10% increase in the proceeds from the disposal of merchandise and an increase in fees from check cashing activities.

Commenting on the results for the first quarter, Daniel R. Feehan, President and Chief Executive Officer said, “The first quarter results showed the continued momentum in earnings from 2003 brought about by higher earning asset balances and improved yields and portfolio performance. Customer demand remains high and we will expand the number of lending locations to meet the needs of the consumer. Over the last nine months Cash America has added 43 locations and completed a 121-store acquisition. We anticipate establishing between 50 and 60 more locations through the remainder of 2004.” Mr. Feehan added, “The acquisition of Cashland in the third quarter of 2003 continued to provide incremental earnings accretion at levels above our initial expectations which compounded the very successful performance gains from our base business in the first quarter.”

Cash America will conduct a conference call to discuss its first quarter earnings Thursday, April 22, at 3:45 PM CST. A live web cast of the call will be available on the home page of the Company’s corporate web site (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.0175 (1.75 cents) per share cash dividend on common stock outstanding. The dividend will be paid to shareholders of record on May 5, 2004, and will be paid at the close of business on May 19, 2004.

Forward-Looking Information

Management believes that the current economic environment is favorable for continued growth in both pawn loans and short term cash advances. In addition, management anticipates it will achieve higher asset balances due to new unit openings during 2003 and 2004. Also, during the first seven months of 2004, the Company will include the results of Cashland, an acquisition of 121 locations completed in the third quarter of 2003 for the first time. Based on these assumptions, management has revised and increased its forecasted earnings per share for fiscal 2004 to be between $1.30 and $1.42 per share. This compares to $1.08 per share in earnings for fiscal 2003, excluding the impact of the sale of a non-operating asset in the second quarter of 2003 of 5 cents per share. Results for the calendar year 2004 will be concentrated in the seasonally high first and fourth quarters of the year as a result of anticipated normal business cycles. In the near term, management expects that earnings per share for the second quarter of fiscal 2004 to be between 22 cents and 25 cents per share compared to 18 cents per share in the second quarter of 2003 excluding the gain on the sale of a non-operating asset in that quarter of 5 cents per share.

-more-

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States, United Kingdom and Sweden with 772 total locations as of March 31 2004. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 471 locations in 17 states and two foreign countries under the brand names Cash America Pawn in the U.S., Harvey & Thompson in the U.K. and Svensk Pantbelåning in Sweden. The Company also offers short-term cash advances in many of its U.S. locations, including 21 locations that offer only this service under the brand name Cash America Payday Advance. In addition, the Company provides short-term cash advances and check cashing through its 143 Cashland” consumer finance centers, and check cashing services through its 137 franchised and Company-owned “Mr. Payroll” check cashing centers.

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (“the Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes”, “estimates”, “plans”, “expects”, “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

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CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2004	2003
Consolidated Operations:
Total revenue	$131,910	$105,505
Net revenue	86,841	63,951
Total operating expenses	66,906	50,986
Income from operations	$19,935	$12,965
Income from operations before income taxes	17,686	10,789
Net income	11,390	6,769
Net income per share:
Basic	$0.40	$0.28
Diluted	$0.39	$0.27
Weighted average shares:
Basic	28,241	24,242
Diluted	29,453	24,784

FINANCIAL AND OPERATING DATA
(in thousands, except if noted otherwise)

Pawn Lending Operations:

	As of March 31,
	2004	2003
Pawn loans –
Domestic pawn loans outstanding	$73,017	$69,921
Foreign pawn loans outstanding	62,377	51,660

Total pawn loans outstanding	$135,394	$121,581

Total merchandise held for disposition, net	$50,330	$49,216

Amounts per owned lending location – Domestic only:
Loans outstanding	$184	$179
Merchandise held for disposition	$109	$111
Consolidated:
Loans outstanding	$291	$268
Merchandise held for disposition	$108	$109
Number of pawnshop locations (not in thousands) –
Company owned	465	453
Franchised	6	9

	471	462

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
FINANCIAL AND OPERATING DATA (Continued)
(in thousands, except if noted otherwise)

Pawn Lending Operations (Continued):

	Three Months Ended
	March 31,
	2004	2003
Cash advances (a) (b) –
Total amount of cash advances written	$44,639	$37,799
Number of cash advances written (not in thousands)	138,954	128,512
Average cash advance amount written (not in thousands)	$321	$294
Average Number of locations offering cash advances (not in thousands)	389	387
Number of pawn locations offering cash advances	388	384

	As of March 31,
	2004	2003
Combined cash advances outstanding	$10,947	$9,101

Company-owned cash advances (c):
Cash advances and fees outstanding	$9,764	$8,414
Less: Allowance for losses	(1,210)	(1,350)

Net cash advances and fees outstanding	$8,554	$7,064

Cash Advance Operations (b) (d) –

	Three Months Ended
	March 31,
	2004	2003
Total amount of cash advances written	$77,750	$412
Number of cash advances written (not in thousands)	228,924	1,225
Average cash advance amount written (not in thousands)	$340	$336
Average Number of locations offering cash advances (not in thousands)	159	3
Number of cash advance locations (not in thousands) –
At beginning of period	154	2
Start-ups	10	3

End of period	164	5

	As of March 31,
	2004	2003
Company-owned cash advances (c):
Cash advances and fees outstanding	$16,860	$97
Less: Allowance for losses	(1,479)	(13)

Net cash advances and fees outstanding	$15,381	$84

(a)	Includes Cash America pawnshops only.

(b)	Includes cash advances made by the Company and cash advances made by third-party banks.

(c)	Amounts recorded in the Company’s consolidated balance sheets.

(d)	Includes Cashland and Cash America Payday Advance locations.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,		December 31,
	2004	2003	2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,110	$5,256	$14,547
Pawn loans	135,394	121,581	141,871
Cash advances, net	23,935	7,148	28,346
Merchandise held for disposition, net	50,330	49,216	56,120
Finance and service charges receivable	21,918	19,371	23,568
Other receivables and prepaid expenses	12,206	7,492	10,628
Income taxes recoverable	—	—	3,208
Deferred tax assets	6,468	4,759	6,868

Total current assets	261,361	214,823	285,156
Property and equipment, net	79,921	66,929	78,977
Goodwill	123,516	80,658	117,963
Other assets	6,599	3,518	7,436

Total assets	$471,397	$365,928	$489,532

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$28,101	$21,286	$39,167
Customer deposits	4,858	4,455	4,102
Income taxes currently payable	4,962	3,693	1,386
Current portion of long-term debt	8,286	12,571	8,286

Total current liabilities	46,207	42,005	52,941
Deferred tax liabilities	8,410	4,874	7,704
Long-term debt	127,533	121,764	152,394
Stockholders’ equity:
Common stock, $.10 par value per share, 80,000,000 shares authorized, 30,235,164 share issued	3,024	3,024	3,024
Additional paid-in capital	142,743	127,819	141,867
Retained earnings	152,538	119,743	141,642
Accumulated other comprehensive income (loss)	8,879	(3,208)	7,995
Notes receivable secured by common stock	(2,488)	(5,864)	(2,488)
Treasury shares, at cost (1,956,372 shares, 6,056,367 shares and 2,040,180 shares at March, 31, 2004 and 2003, and December 31, 2003, respectively	(15,449)	(44,229)	(15,547)

Total stockholders’ equity	289,247	197,285	276,493

Total liabilities and stockholders’ equity	$471,397	$365,928	$489,532

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2004	2003
	(Unaudited)
Revenue
Finance and service charges	$35,500	$31,455
Proceeds from disposition of merchandise	72,715	66,119
Cash advance fees	19,656	6,466
Check cashing royalties and fees	4,039	1,465

Total Revenue	131,910	105,505
Cost of revenue
Disposed merchandise	45,069	41,554

Net revenue	86,841	63,951

Expenses
Operations	46,564	36,970
Cash advance loss provision	3,044	1,332
Administration	12,646	8,995
Depreciation and amortization	4,652	3,689

Total expenses	66,906	50,986

Income from Operations	19,935	12,965
Interest expense, net	2,249	2,176

Income before income taxes	17,686	10,789
Provision for income taxes	6,296	4,020

Net Income	$11,390	$6,769

Net income per share:
Basic	$0.40	$0.28
Diluted	$0.39	$0.27
Weighted average common shares outstanding:
Basic	28,241	24,242
Diluted	29,453	24,784
Dividends declared per common share	$0.0175	$0.0125

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(in thousands)

	(Unaudited)
	Pawn Lending
	United		Cash	Check
	States	Foreign	Advance (a)	Cashing (b)	Consolidated
Three Months Ended March 31, 2004:
Revenue
Finance and service charges	$26,872	$8,628	$—	$—	$35,500
Proceeds from disposition of merchandise.	67,048	5,667	—	—	72,715
Cash advance fees	7,119	—	12,537	—	19,656
Check cashing royalties and fees	—	597	2,320	1,122	4,039

Total revenue	101,039	14,892	14,857	1,122	131,910
Cost of revenue — disposed merchandise	40,829	4,240	—	—	45,069

Net revenue	60,210	10,652	14,857	1,122	86,841

Expenses
Operations	33,935	4,996	7,253	380	46,564
Cash advance loss provision	1,356	—	1,688	—	3,044
Administration	9,082	1,539	1,817	208	12,646
Depreciation and amortization	2,867	728	943	114	4,652

Total expenses	47,240	7,263	11,701	702	66,906

Income from operations	$12,970	$3,389	$3,156	$420	$19,935

As of March 31, 2004:
Total assets	$280,573	$114,252	$68,896	$7,676	$471,397

Three Months Ended March 31, 2003:
Revenue
Finance and service charges	$24,709	$6,746	$—	$—	$31,455
Proceeds from disposition of merchandise.	63,062	3,057	—	—	66,119
Cash advance fees	6,410	—	56	—	6,466
Check cashing royalties and fees	—	382	—	1,083	1,465

Total revenue	94,181	10,185	56	1,083	105,505
Cost of revenue — disposed merchandise	39,503	2,051	—	—	41,554

Net revenue	54,678	8,134	56	1,083	63,951

Expenses
Operations	32,783	3,635	122	430	36,970
Cash advance loss provision	1,319	—	13	—	1,332
Administration	7,701	1,084	35	175	8,995
Depreciation and amortization	2,873	685	9	122	3,689

Total expenses	44,676	5,404	179	727	50,986

Income from operations	$10,002	$2,730	$(123)	$356	$12,965

As of March 31, 2003:
Total assets	$263,608	$93,816	$515	$7,989	$365,928

(a)	Includes Cashland for periods after August 1, 2003 and Cash America Payday Advance locations.

(b)	Mr. Payroll only.